[PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COPY OF THIS EXHIBIT INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]


                            PATENT LICENSE AGREEMENT

         THIS PATENT LICENSE AGREEMENT (this "Agreement") is made and entered into as of July 20, 1998, by and between INSTITUTE OF CRITICAL CARE MEDICINE, a California non-profit corporation ("Licensor"), with an address at 1695 North Sunrise Way, Building #3, Palm Springs, California 92262 and OPTICAL SENSORS INCORPORATED, a Delaware corporation ("Licensee"), with an address at 7615 Golden Triangle Drive, Suite A, Minneapolis, Minnesota 55344.

                                    RECITALS:

         A. Licensor is the owner of issued U.S. Patent No. 5,579,763 relating to a method for measuring CO2 in the esophagus to assess perfusion failure, as listed in Exhibit A attached hereto (the "Patent") and a filed U.S. patent application relating to a method for measuring CO2 under the tongue to assess perfusion failure and a filed continuation of such U.S. patent application, each as listed in Exhibit A attached hereto (collectively, the "Patent Applications").

         B. Licensee desires to obtain from Licensor, and Licensor desires to grant to Licensee, an exclusive, worldwide license under the Patent Rights (as defined below), on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

         1. Definitions.

                  (a) "Affiliate" as used in this Agreement with respect to a person or entity means any corporation, company, partnership, joint venture, entity and/or firm which controls, is controlled by or is under common control with such person or entity.

                  (b) "Average Selling Price" as used in this Agreement means with respect each Major Market (i) the aggregate Net Sales of Esophageal Sensors or Sublingual Sensors, as the case may be, during a particular period sold for use in each Major Market divided by (ii) the aggregate number of Esophageal Sensors or Sublingual Sensors, as the case may be, sold, net of returns, during the same period for use in each Major Market. Average Selling Price shall be calculated separately for each Major Market.

                  (c) "Esophageal Sensor" as used in this Agreement means Licensee's disposable fiber optic sensor designed specifically to measure CO2 in the esophagus to assess perfusion failure and that is covered by a validly issued U.S. patent subject to the Patent Rights..

                  (d) "Gross Margin" as used in this Agreement means the difference between Net Sales of Instruments and Licensee's direct cost of manufacturing Instruments (i.e., direct material cost, direct labor cost and manufacturing overhead) or having third parties manufacture Instruments, as calculated in accordance with generally accepted accounting principles consistently applied as utilized by Licensee in its normal financial reporting. As of the date of this Agreement, Licensee calculates gross margins for its other products in accordance with the methodology described in Exhibit B.

                  (e) "Instruments" as used in this Agreement mean Licensee's instrumentation designed specifically to be used in conjunction with a Sensor.

                  (f) "Net Sales" as used in this Agreement means the amount actually received by Licensee from the sale of Sensors or Instruments, as the case may be, less the sum of the following deductions where applicable: cash, trade or quantity discounts, sales, use, tariff, import/export duties or other excise or similar taxes imposed upon particular sales, transportation and related insurance charges and allowances or credits to customers because of rejections or returns, as calculated in accordance with consistently applied and generally accepted accounting principles as utilized by Licensee in its normal financial reporting.

                  (g) "Major Market" as used in this Agreement means each of the following geographic territories: United States, Europe, Japan; and the rest of the world.

                  (h) "Patent Rights" as used in this Agreement mean all right, title and interest of Licensor and its Affiliates in (i) the Patent;
         (ii) any patents that issue on the Patent Applications; (iii) any patents issuing from any reissues, renewals, extensions, divisionals, continuations and continuations-in-part of the Patent and Patent Applications; (iv) any foreign patents corresponding to such patents; and (v) any patents issuing on any and all improvements, modifications, enhancements or new ideas developed or conceived by Licensor or its Affiliates which relate to or may be useful in connection with the Patent and the Patent Applications.

                  (i) "Sensors" as used in this Agreement mean Esophageal Sensors and Sublingual Sensors.

                  (j) "Sublingual Sensor" as used in this Agreement means Licensee's disposable fiber optic sensor designed specifically to measure CO2 under the tongue to assess perfusion failure and that is covered by a validly issued U.S. patent subject to the Patent Rights.

         2. License.

                  (a) Grant. Licensor hereby grants to Licensee an exclusive, worldwide, right and license, with the right to grant sublicenses, to practice the Patent Rights and to make, have made, use, promote, market and sell Sensors and Instruments in connection with practicing the Patent Rights.

                  (b) Conversion to Non-Exclusive License. If Licensee elects not to make Minimum Royalty Payments to Licensor after the fifth anniversary date of this Agreement as permitted by Section 3(b), the license granted in Section 2(a) may become, at the option of Licensor, non-exclusive.

         3. Royalties; Expenses.

                  (a) Percentage Royalty. Licensee shall pay to Licensor a royalty on Net Sales of any Sensors sold by Licensee equal to: (i) XXXXX% of Net Sales of Esophageal Sensors or Sublingual Sensors, as the case may be, for calendar years in which Average Selling Price received by Licensee was $XXXXX or more per unit; (ii) XXXXX% of Net Sales of Esophageal Sensors or Sublingual Sensors, as the case may be, for calendar years in which the Average Selling Price received by Licensee was $XXXXX or more per unit, but less than $XXXXX per unit; and (iii) XXXXX% of Net Sales of Esophageal Sensors or Sublingual Sensors, as the case may be, for calendar years in which the Average Selling Price received by Licensee was less than $XXXXX per unit. Royalties payable with respect to Net Sales of Sensors shall be calculated separately for each Major Market based on the Average Selling Price in each Major Market. Licensee shall pay to Licensor a royalty on Net Sales of any Instruments sold by Licensee equal to XXXXX% of the aggregate Gross Margin with respect to Instruments that are sold or placed in the field by Licensee. Royalties under this Section 3(a) shall be payable only with respect to sales of Sublingual Sensors and related Instruments only if a valid U.S. patent, as defined in the Patent Rights, has issued covering the Sublingual Sensor prior to the date of sale. [PORTIONS OF THIS SECTION HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COPY OF THIS AGREEMENT WITH THIS SECTION INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                  (b) Minimum Royalty. Notwithstanding Section 3(a), Licensee shall pay to Licensor, or its designee, a minimum royalty equal to $XXXXX per calendar year ("Minimum Royalty Payment"), which shall be paid in equal quarterly installments of $XXXXX within forty-five (45) days of the end of each calendar quarter, beginning with the calendar quarter ending September 30, 1998; provided that any royalties paid pursuant to Section 3(a) with respect to Net Sales received or Gross Margins earned by Licensee for any calendar year shall be applied as a credit against the Minimum Royalty Payment for such year. Licensee may, upon one (1) years' written notice to Licensor, elect to stop making Minimum Royalty Payments; provided, however, that Licensee may not deliver such notice prior to XXXXX. If Licensee makes such election with an effective date that is prior to the fifth anniversary date of this Agreement, Licensor shall have the right to terminate this Agreement. If Licensee makes such election with an effective date that is after the fifth anniversary date of this Agreement, Licensor shall have the right to convert the license granted to Licensee to a non-exclusive license pursuant to Section 2(b). [PORTIONS OF THIS SECTION HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COPY OF THIS AGREEMENT WITH THIS SECTION INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                  (c) Sublicense Fees. If Licensee grants a sublicense to any third party to practice the Patent Rights and the terms of such sublicense would have the effect of reduced royalties being payable under this Agreement with respect to products commercialized by such sublicensee, then Licensee shall pay to Licensor XXXXX percent (XXXXX%) of any license fees and XXXXX percent (XXXXX%) royalties received by Licensee from such sublicensee; provided that amount of royalties payable to Licensor shall not exceed the amount of royalties that would have been payable under Section 3(a). Licensor acknowledges that, notwithstanding the foregoing, Licensee may engage one or more third parties to (i) manufacture all a portion of the Sensors or Instruments to be sold by Licensee or (ii) distribute Sensors or Instruments sold by Licensee to such third party; and that Licensee shall not be required to pay Licensor any consideration for the granting of sublicenses in connection therewith that would not constitute royalties payable pursuant to Section 3(a). [PORTIONS OF THIS SECTION HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COPY OF THIS AGREEMENT WITH THIS SECTION INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                  (d) Payments. All royalties payable to Licensor under this Agreement shall be paid within forty-five (45) days of the end of each calendar quarter to which such royalty payment relates. The Minimum Royalty Payment, if any, shall be paid within forty-five (45) days of the end of each calendar quarter. Each royalty payment shall be accompanied by a written statement, in form reasonably satisfactory to Licensor, showing (i) aggregate Net Sales received by Licensee during such quarter in connection with the sale of Sensors; (ii) Gross Margin earned by Licensee during such quarter in connection with the sale or placement of Instruments; (iii) any sublicense fees received; and (iv) the amount of royalty and sublicense fees, as the case may be, payable to Licensor with respect to each of the foregoing, together with such other information as Licensor may reasonably request. Licensee shall submit such quarterly statements beginning with the first royalty payment made pursuant to Section 3(a) sublicensee fee payment made pursuant to Section 3(c), whichever is earlier.

                  (e) Books and Records. Licensee agrees to keep complete and accurate books of account and records covering all transactions relating to this Agreement. Licensee shall deliver to Licensor, within ninety (90) days of the end of Licensee's fiscal year, a report of Licensee's independent auditors, in substantially the form of Exhibit C, regarding the statements delivered by Licensee pursuant to Section 3(d). Licensor, at its expense, shall have the right to have an independent accounting firm, mutually agreeable to both parties, one time in each calendar year on reasonable notice to audit Licensee's books of account and records that relate to the subject matter and terms of this Agreement. All such books of account and records shall be kept available for at least two (2) years after the termination of this Agreement. Licensor shall not have any right to audit any other books of account or records of Licensee.

         4. Licensee's Development Milestones.

                  (a) Milestones. Licensee agrees to use commercially reasonable efforts to complete the following development milestones within the respective time periods:

                           (1) XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

                           (2) XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

                           (3) XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

                           (4) XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

                           (5) XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

                  [PORTIONS OF THIS SECTION HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COPY OF THIS AGREEMENT WITH THIS SECTION INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                  (b) Extension of Milestones. If Licensee determines that it will be unable to complete any of the development milestones set forth in Section 4(a) within the corresponding time period, Licensee shall so notify Licensor at least thirty (30) days prior to the previously scheduled date for completing such milestone specifying a new date by which Licensee anticipates completing such milestone. Licensee may not extend any date for completing a milestone by more than thirty (30) days at any one time, but Licensee may subsequently extend any date for completing a milestone for any number of additional thirty-day periods by delivery of a subsequent notice at least thirty (30) days prior to the previously scheduled date for completing such milestone. Upon delivery of any such notice, the date for completing such milestone shall be automatically extended to the date specified in Licensee's notice unless the failure to complete such milestone was due to Licensee's failure to use commercially reasonable efforts to complete such milestone by the previously scheduled completion date. If Licensee's failure to complete such milestone by the previously scheduled completion date was due to Licensee's failure to use commercially reasonable efforts to complete such milestone by such date, Licensor shall have the right to terminate this Agreement. If the parties disagree as to whether or not Licensee used commercially reasonable efforts to complete such milestone by such date, the dispute shall be resolved in accordance with the mediation and arbitration procedures set forth in Section 13(d).

         5. Commercialization Responsibilities.

                  (a) Consulting Agreement. Licensor and Licensee shall, within thirty (30) days of the date of this Agreement, negotiate in good faith the terms and conditions of a consulting agreement, mutually agreeable to both parties, pursuant to which Licensor will provide services related to tissue perfusion research on a fee for service basis.

                  (b) Regulatory Approvals. Licensee will be responsible for obtaining, at its own expense, such regulatory clearances or approvals from the FDA and any comparable foreign regulatory authorities, whose function and purpose include regulating the design, manufacture, quality and/or sale of medical devices, as Licensee in its sole discretion deems necessary or appropriate for marketing Sensors and Instruments.

                  (c) Distribution Channels. Licensee will be responsible for establishing the distribution channels for the sale and distribution of Sensors and Instruments. Licensee will use commercially reasonable efforts to cause Sublingual Sensors and related Instruments to be marketed and distributed on a worldwide basis.

         6. Licensee's Representations and Warranties. Licensee hereby represents and warrants to Licensor that as of the date hereof:

                  (a) Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and this Agreement has been duly authorized by all necessary corporate action.

                  (b) This Agreement is the legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms.

                  (c) Neither the execution and delivery of this Agreement nor the compliance with the terms and conditions hereof will conflict with, result in a breach or violation by Licensee of or constitute a default under any of the terms, conditions or provisions of any contract, agreement or other instrument to which Licensee is or may be bound or affected.

                  (d) Licensee is under no obligation or subject to any judicial, administrative or other proceeding which would limit licensee's ability to fully perform its obligations hereunder.

         7. Licensor's Representations and Warranties. Licensor hereby represents and warrants to Licensee that as of the date hereof:

                  (a) Licensee is a non-profit corporation duly organized, validly existing and in good standing under the laws of the State of California, and this Agreement has been duly authorized by all necessary corporate action.

                  (b) This Agreement is the legal, valid and binding obligation of Licensor, enforceable against Licensor in accordance with its terms.

                  (c) Neither the execution and delivery of this Agreement nor the compliance with the terms and conditions hereof will conflict with, result in a breach or violation by Licensor of or constitute a default under any of the terms, conditions or provisions of any contract, agreement or other instrument to which Licensor is or may be bound or affected.

                  (d) Licensor is the sole and exclusive owner of the Patent Rights, free and clear of any license, security interests, known claims, encumbrances or known charges of any kind, and has full right, power and authority to enter into this Agreement and to grant to Licensee the rights to be granted hereunder. No other party has any rights of first refusal with respect to the licenses granted herein or any other rights to obtain a license from Licensor to practice the Patent Rights.

                  (e) Licensor is not under any obligations inconsistent with the provisions of this Agreement.

                  (f) To the best of Licensor's knowledge, (i) the Patent Rights are valid and enforceable, including inventorship, and (ii) the rights granted under this Agreement do not infringe any patent, copyright, trademark, license, trade secret or other intellectual property right of any third party. Licensor is not aware of any information which could render any of the claims of any of the Patent Rights invalid or unenforceable.

                  (g) There is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature, judgment, decree, decision, injunction, writ or order pending or, to the knowledge of Licensor, threatened or contemplated by or against or involving Licensor or its shareholders directors or officers (but only in their capacity as such), pertaining to the Patent Rights or this Agreement, whether at law or in equity, before or by any person, entity governmental or quasi-governmental, administrative or regulatory agency or any court.

                  (h) If any of the representations or warranties by Licensor in this Section 7 are or become inaccurate or breached, Licensee, in addition to its other rights under this Agreement, shall be entitled to
         (i) a refund of all or a portion of the royalties paid by

         Licensee under this Agreement and (ii) a reduction in such amounts payable thereafter by Licensee under this Agreement, such refund and reduction to be in such an amount or amounts as will compensate Licensee for its damages incurred by reason of the inaccuracy or breach and compensate Licensee for the loss of value in rights granted to Licensee under this Agreement as compared with the value of such rights in the absence of such inaccuracy or breach.

         8. Term and Termination.

                  (a) Term. The term of this Agreement shall commence on the date hereof and shall remain in force, unless terminated earlier in accordance with Section 8(b), until XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXX. [PORTIONS OF THIS SECTION HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COPY OF THIS AGREEMENT WITH THIS SECTION INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                  (b) Termination. Notwithstanding the provisions of Section 8(a), this Agreement may be terminated in accordance with the following provisions:

                           (1) Upon mutual agreement of the parties.

                           (2) Either party may terminate this Agreement at any
                  time by giving notice in writing to the other party, which notice shall be effective upon dispatch, should the other party file a petition for a liquidation in bankruptcy, be declared bankrupt, make an assignment for the benefit of creditors, go into liquidation or receivership, or otherwise lose legal control of its business.

                           (3) Either party may terminate this Agreement by
                  giving notice in writing to the other party in the event the other party is in material breach of this Agreement and shall have failed to cure such breach within ninety (90) days of receipt of written notice thereof from the first party, unless such breach cannot reasonably be cured within ninety (90) days, in which case the breaching party shall have undertaken good faith efforts to cure such breach within ninety (90) days.

                           (4) Licensee may terminate this Agreement immediately
                  if any U.S. Patent Rights are held to be invalid or unenforceable by a court of competent jurisdiction.

                           (5) Licensee may terminate this Agreement if no valid
                  U.S. patent issues covering a method for measuring CO2 under the tongue to assess perfusion failure that are substantially the same as the claims in the Patent Applications as originally filed with the U.S. Patent and Trademark Office within XXXXX (XXXXX) years of the date of this Agreement.

                           (6) Licensee may terminate this Agreement pursuant to
                  Section 10(c).

                           (7) Licensor may terminate this Agreement if Licensee
                  fails to make a Minimum Royalty Payment that is payable with respect to the period beginning on the date of this Agreement and ending on the XXXXX (XXXXX) anniversary date of this Agreement within thirty (30) days of notice from Licensor of such failure, in which event Licensor shall be entitled to receive from Licensee any Minimum Royalty Payment that would have been payable on or before XXXXX.

                           (8) Licensor may terminate this Agreement if Licensee
                  has not commenced commercial introduction of a Sensor and related Instrument within XXXXX (XXXXX) years of the date of this Agreement.

                  [PORTIONS OF THIS SECTION HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COPY OF THIS AGREEMENT WITH THIS SECTION INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                  (c) Rights and Obligation on Termination. In the event of termination of this Agreement for any reason, the parties shall have the following rights and obligations:

                           (1) Licensee shall remain responsible for any payment
                  due to Licensor that has accrued prior to the effective date of termination.

                           (2) The license granted to Licensee hereunder shall
                  immediately terminate and be of no further force and effect.

                           (3) Sections 10, 11(a), 11(b) and 12(a) shall survive
                  termination of this Agreement.

                           (4) Licensee, its Affiliates and sublicensees shall
                  be permitted to sell any inventory of Sensors and Instruments on hand at the effective date of termination, provided that no provision of this Agreement shall prevent Licensee, its Affiliates or sublicensees from practicing the Patent Rights or selling Sensors and Instruments after termination of this Agreement if the relevant Patent Rights have expired.

         9. Patent Prosecution and Maintenance.

                  (a) Existing Patents and Patent Applications. Licensee shall pay when due all maintenance fees for the Patent in accordance with applicable law and regulation. Licensee shall have the right, but not the obligation, to prosecute the Patent Applications and any other applications comprising the Patent Rights, at Licensee's expense. If Licensee elects to prosecute any such patent application and a valid patent issues thereon, then Licensee shall maintain, including payment of any maintenance fees, any patents that issue on such patent application that Licensee prosecuted. If Licensee fails to prosecute or maintain any such patent application, it will so notify Licensor, and Licensor shall have the right, but not the obligation, to prosecute and maintain any such patent application, at Licensor's expense. Licensor shall provide Licensee with copies of all relevant documentation on a confidential basis so that Licensee may undertake such prosecution, and both parties shall keep the other informed and apprised of the continuing prosecution and maintenance with respect to such patent applications.

                  (b) Future Patents and Patent Applications. Licensee shall have the right, but not the obligation, to prosecute and maintain any foreign patent applications corresponding to the Patent or Patent Applications, which have not been filed prior to the date of this Agreement, at Licensee's expense. Licensee shall determine in its sole and reasonable discretion whether any particular patent application shall be filed or prosecuted or any patent shall be maintained pursuant to this Section 9(b). Any such patent application shall be in the name of Licensor and shall be deemed to be part of the Patent Rights under this Agreement. Upon request from Licensor, Licensee will provide Licensor with copies of patent applications prepared by Licensee prior to filing and responses to patent office actions related to such applications. Licensor shall cooperate fully with Licensee and execute all necessary documentation to enable Licensee to file, prosecute and maintain all such patent applications and patents issuing thereon. If Licensee fails to file, prosecute or maintain any such patents or patent applications, it will so notify Licensor, and Licensor shall have the right, but not the obligation, file, prosecute and maintain any such patents or patent application, at Licensor's expense.

         10. Infringement.

                  (a) Action by Licensee. When information comes to the attention of Licensor or Licensee to the effect that any of the Patent Rights have been or are threatened to be infringed by a third party, Licensee shall have the initial right, but not the obligation, at its expense to take such action as Licensee may deem necessary to prosecute or prevent such infringement, including the right to bring or defend any suit, action or proceeding involving any such disclosure or infringement. Licensee shall notify Licensor promptly of the receipt of any such information and of the commencement of any such suit, action or proceeding. If Licensee determines that it is necessary or desirable for Licensor to join any such suit, action or proceeding, Licensor shall execute all documents and perform such other acts as may be reasonably required. In the event that Licensee brings a suit, Licensee shall have the right to first reimburse itself out of any sums recovered in such suit or in settlement thereof for all costs and expenses, including reasonable attorneys' fees, necessarily involved in the prosecution of such suit, and any funds that shall remain from said recovery shall be distributed to Licensor and Licensee in proportion to the loss incurred by each of Licensor and Licensee.

                  (b) Action by Licensor. If, within ninety (90) days after receipt from Licensor of information described in Section 10(a) or after giving notice to Licensor of such information, Licensee does not notify Licensor that Licensee has commenced suit against any infringer, Licensor shall have the right, but not the obligation, to bring suit for such alleged infringement, and may join Licensee as party plaintiff, if appropriate. Licensee shall execute all documents and take all other actions, including giving testimony, which may reasonably be required in connection with such suit, action or proceeding.

                  (c) Failure to Remove Competing Products. Notwithstanding the parties' efforts pursuant to Section 10(a) and 10(b), if the parties are unable to prevent a competitor from manufacturing, marketing or selling products that are functionally equivalent to the Sensors and the Instruments and such functionally equivalent products have significantly affected the revenues or earnings that Licensee is able to derive from the sale of Sensors and Instruments for a period of six
         (6) months, Licensee shall have the right to renegotiate the royalties payable under this Agreement by giving written notice thereof to Licensor. If the parties agree to reduce royalty payments, Licensee will pay to Licensor fifty percent (50%) of any amounts paid in settlement or damages by such competitor to Licensee for claims brought by Licensee against such competitor, after deducting Licensee's attorneys' fees and disbursements, for bringing such claims, up to the amount of the reduced royalties. If the parties are unable to agree on new royalty rates within thirty (30) days after notice from Licensee of its election to renegotiate the royalties payable under this Agreement, Licensee shall have the right to terminate this Agreement immediately.

                  (d) Action Against Licensee. Licensor will cooperate with Licensee in the defense of any suit, action or proceeding against Licensee, or any Affiliate or sublicensee of Licensee, alleging the infringement of a patent or other intellectual property right owned by a third party by reason of the use of the Patent Rights in the manufacture, use or sale of Sensors or Instruments. Licensee shall give Licensor prompt notice of the commencement of any such suit, action or proceeding or claim of infringement and shall furnish to Licensor a copy of each communication relating to the alleged infringement. Licensor hereby grants to Licensee the right to exclusive control of the defense of any such suit, action or proceeding and the exclusive right to compromise, litigate, settle or otherwise dispose of any such suit, action or proceeding and shall provide all information and assistance necessary to defend or settle any such suit, action or proceeding. Licensee may join Licensor as a defendant, if necessary or desirable, and Licensor shall execute all documents and take all other actions, including giving testimony, which may reasonably be required in connection with the defense of such suit, action or proceeding.

         11. Indemnification and Insurance.

                  (a) Indemnification by Licensor. Licensor shall indemnify, hold harmless, defend and protect Licensee and its Affiliates, sublicensees, successors, assigns, employees, representatives and agents from and against any and all claims, causes of action, costs, expenses, losses, damages and liabilities (including, without limitation, reasonable attorneys' fees) arising out of or resulting from (i) the falsity of any representation or warranty made by Licensor herein, (ii) any claim that any rights within Patent Rights were granted by Licensor to any third party or (iii) any unlawful misappropriation by Licensor of trade secrets or proprietary rights belonging to any third party. Licensee shall have the right to offset and deduct any amount to which it is entitled to indemnification hereunder against royalties or other payments due under Section 3.

                  (b) Indemnification by Licensee. Licensee shall indemnify, hold harmless, defend and protect Licensor and its Affiliates, successors, assigns, employees, representatives and agents, from and against any and all claims, causes of action, costs, expenses, losses, damages and liabilities (including, without limitation, reasonable attorneys' fees) arising out of or resulting from the falsity of any representation or warranty made by Licensee herein.

                  (c) Insurance. To the extent that Licensee maintains product liability insurance covering any loss, damage, expense or liability incurred or suffered by third parties arising out of any use of Sensors or Instruments, Licensee shall cause Licensor to be named as an additional insured under such insurance policy. Licensee shall provide such evidence of the effectiveness of such insurance to Licensor as may be reasonably requested.

         12. Confidentiality and Publication.

                  (a) Confidentiality. Each party agrees not to disclose to any third party or use the other party's Confidential Information, as defined in this Section 12, other than for purposes of this Agreement. Upon termination of this Agreement, all Confidential Information shall be returned to the disclosing party. "Confidential Information" means any information which is disclosed in any tangible form and is clearly labeled or marked as confidential, proprietary or its equivalent, or information which is disclosed orally or visually, is designated confidential, proprietary or its equivalent at the time of its disclosure and is reduced to writing and clearly marked or labeled as confidential, proprietary or its equivalent within thirty (30) days of disclosure; provided that "Confidential Information shall not include information that (i) was in the receiving party's possession or was known to it prior to its receipt from the disclosing party; (ii) is or becomes public knowledge without the fault of the receiving party;
         (iii) is or becomes rightfully available on an unrestricted basis to the receiving party from a source other than the disclosing party; (iv) becomes available on an unrestricted basis to a third party from the disclosing party or from someone acting under its control or (v) is independently developed by the receiving party as demonstrated by its written records.

                  (b) Scientific Publications and Presentations. Licensee recognizes that Licensor is a public non-profit, research and educational institution and, as such, conducts scientific research and medical education. Licensor's mission is to perform research and to educate medical scientists with the goal of improving current methods of life-saving critical care. As such, Licensee further recognizes that Licensor's primary method of achieving such progress is by timely presentations, publications and other means of disseminating scientific knowledge in the public interest. Licensor may publicly disseminate such information except to the extent that such dissemination would directly compromise the commercialization of Sensors or Instruments by Licensee or such dissemination discloses patentable or other information proprietary to Licensee. The rights of presentation and publication of scientific discoveries made during the term of this Agreement are subject to Licensee's prior approval, which will not be unreasonably withheld. Licensor will provide pre-publication documentation for review and comment by Licensee. Such review will be completed within ten (10) working days or extensions not to exceed an additional five
         (5) working days at the request of Licensee.

         13. Miscellaneous.

                  (a) Public Announcements. Each of the parties hereto agrees that it will not, without the prior written consent of the other party, make any public announcement of this Agreement or any of the terms and conditions of this Agreement, except for such disclosure to the public or to governmental agencies as its counsel shall deem necessary to comply with applicable law, rule or regulation. Notwithstanding the foregoing, either party may disclose publicly that Licensor has granted Licensee an exclusive, worldwide license in the Patent Rights.

                  (b) Assignment. Neither party may assign or otherwise transfer its rights and obligations under this Agreement without the prior written consent of the other party, except to (i) an Affiliate, provided that the original party to this Agreement remains obligated to perform under this Agreement or (ii) any successor in interest of all or substantially all of the business of such party, whether by merger, operation of law, assignment, purchase or otherwise. Any prohibited assignment shall be null and void. All terms and conditions of this Agreement shall be binding on and inure to the benefit of the successors and permitted assigns of the parties.

                  (c) Relationship. This Agreement shall not constitute either party as the legal representative, partner, joint venturer or agent of the other party hereto, nor shall either party have the right or authority to assume, create, or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other party hereto.

                  (d) Mediation and Arbitration. If any dispute, controversy or claim arises under this Agreement, the parties shall negotiate in good faith to settle the matter. If the parties are unable to resolve the matter within a reasonable time, the parties shall submit the matter to mediation by a trained mediator approved by both parties, the cost of which shall be shared equally by the parties. Any dispute, controversy or claim arising under this Agreement not resolved through mediation shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date of this Agreement by a single arbitrator appointed in accordance with said Rules. The appointing authority shall be the American Arbitration Association. The costs of any arbitration shall be shared equally by the parties, unless the award of the arbitrator provides otherwise. The arbitrator's award shall be non-appealable and enforceable in any court of competent jurisdiction. The place of mediation or arbitration shall be Chicago, Illinois.

                  (e) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties hereto relative to the subject matter hereof, and supersedes any and all prior agreements, written or oral, between the parties relating to such subject matter including, but not limited to, the Joint Non-Disclosure Agreement, dated March 26, 1998, and the letter, dated July 2, 1998. No modifications or amendments of any of the terms hereof shall be valid or binding unless made in writing and signed by Licensor and Licensee.

                  (f) Waiver. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provision hereof, and no waiver shall be effective unless made in writing.

                  (g) Notices. Notice permitted or required to be given under this Agreement shall be deemed sufficient if given in writing by facsimile, commercial air delivery service or by registered or certified air mail, postage prepaid, return receipt requested, addressed to the respective addresses of the parties set forth below or at such other address as the respective parties may designate by like notice from time to time. Notices so given shall be effective upon the earlier of: (a) receipt by the party to which notice is given (which, in the instance of a facsimile, shall be deemed to have occurred at the time that the machine transmitting the facsimile verifies a successful transmission of the facsimile); (b) on the fifth business day following the date such notice was deposited in the mail; or (c) on the second business day such notice was delivered to a commercial air delivery service. Notices shall be given as follows:

                        If to Licensor:  Institute of Critical Care Medicine
                                         1695 North Sunrise Way, Building #3
                                         Palm Springs, California  92262
                                         Attn:  Max Harry Weil, M.D., Ph.D.,
                                                MACP, FACC, FCCP
                                         Fax:   (760) 323-6167

                        With a copy to:  Thomas B. Pitcher
                                         130 Menil Place
                                         Palm Desert, California  92260
                                         Fax:   (760) 779-5942

                        If to Licensee:  Optical Sensors Incorporated
                                         7615 Golden Triangle Drive
                                         Suite A
                                         Minneapolis, Minnesota  55344
                                         Attn:  Chief Executive Officer
                                         Fax:   (612) 914-9441

                        With a copy to:  Oppenheimer Wolff & Donnelly LLP
                                         Plaza VII Building, Suite 3400
                                         45 South Seventh Street
                                         Minneapolis, Minnesota  55402
                                         Attn:  Thomas A. Letscher
                                         Fax:   (612) 607-7100

                  (h) Severability. If any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the remaining provisions of this Agreement shall remain in full force and effect. Further, should any provision of this Agreement be deemed unenforceable by virtue of its scope, such provision shall be deemed limited to the extent necessary to render the same enforceable.

                  (i) Governing Law. This Agreement will be construed in accordance with, and governed by, the laws of the State of Minnesota in all respects, including, without limitation, interpretation, performance, effect and remedies (without regard to the laws of conflict of any jurisdiction).

                  (j) Headings. The headings of sections and subsections of this Agreement have been inserted for the convenience of reference only and shall in no way restrict or otherwise modify the terms of this Agreement.

                  (k) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this License Agreement as of the date and year first above written.

                                    OPTICAL SENSORS INCORPORATED


                                    By /s/ Sam B. Humphries
                                       -----------------------------------------
                                       Sam B. Humphries
                                       President and Chief Executive Officer


                                    INSTITUTE OF CRITICAL CARE MEDICINE


                                    By:  /s/ Max Harry Weil
                                        ----------------------------------------
                                    Title: President and Chief Executive Officer
                                           -------------------------------------

                                    EXHIBIT A

                         PATENTS AND PATENT APPLICATIONS


U.S. Patent No. 5,579,763 entitled "Measurement of Systemic Perfusion"

U.S. Patent Application No. XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

U.S. Patent Application No. XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

[PORTIONS OF THIS EXHIBIT A HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COPY OF THIS AGREEMENT WITH THIS EXHIBIT A INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                                    EXHIBIT B

           METHODOLOGY CURRENTLY USED FOR CALCULATING OF GROSS MARGIN


XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.


[PORTIONS OF THIS EXHIBIT B HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COPY OF THIS AGREEMENT WITH THIS EXHIBIT B INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                                    EXHIBIT C

                     FORM OF REPORT OF INDEPENDENT AUDITORS

We have audited, in accordance with generally accepted auditing standards, the financial statements of Optical Sensors Incorporated for the year ended December 31, _______, and have issued our report thereon dated _____________. We also have audited the accompanying schedule [IDENTIFICATION OF PRESENTATION OF ELEMENTS] of Optical Sensors Incorporated as of December 31, ________, and for the year then ended. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this schedule based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the schedule of [IDENTIFICATION OF PRESENTATION OF ELEMENTS] is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the schedule of [IDENTIFICATION OF PRESENTATION OF ELEMENTS]. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall schedule presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the schedule referred to above presents fairly, in all material respects, the [IDENTIFICATION OF PRESENTATION OF ELEMENTS] of Optical Sensors Incorporated at December 31, _________, and for the year then ended, in conformity with generally accepted accounting principles.


                                                            /s/Ernst & Young LLP

Minneapolis, Minnesota
[Date]